UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 9, 2007
Stanley-Martin Communities, LLC
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-130488	03-0410135
(Commission File Number)	(I.R.S. Employer Identification No.)

11111 Sunset Hills Road, Suite 200	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 964-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 9, 2007, the definitions and calculation of certain covenants under our senior secured credit facility, which provides financing of up to $150.0 million, consisting of a revolving credit facility and includes borrowing capacity available to our subsidiary Neighborhoods Capital, LLC and certain of its subsidiaries, for letters of credit, were approved to modify the aggregate number of Spec Units and Model Units in the Borrowing Base from twenty percent (20%) to thirty percent (30%) from June 29, 2007 to September 30, 2008. This modification is effective June 29, 2007. The senior secured credit facility is provided by a syndicate of banks, financial institutions and other entities led by Wachovia Bank, National Association, as agent for the lenders, lender and issuing lender, and Wachovia Capital Markets, LLC as lead arranger.
Item 9.01. Exhibits
10.1 The Fifth Modification Agreement by and among Neighborhoods Capital, LLC and Wachovia Bank, National Association dated June 29, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY-MARTIN COMMUNITIES, LLC
Date: July 9, 2007	By:	/s/ Steven B. Alloy
Steven B. Alloy
President